UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):    June 15, 2005

MILLENNIUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28494	04-3177038
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

40 Landsdowne Street
Cambridge, Massachusetts 02139
(Address of principal executive offices) (zip code)

(617)  679-7000
 (Registrant's telephone number, including area code)

Not applicable
 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item    5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 15, 2005, the Board of Directors of Millennium Pharmaceuticals, Inc. filled a vacancy on the Board by electing Robert F. Friel to serve as a Class I member of the Board of Directors for a term beginning on that date through the date of the 2006 Annual Meeting of Stockholders when the Class I directors’ terms expire. The Board appointed Mr. Friel to the Audit Committee. With the addition of Mr. Friel, the Board now has eight members, six of whom are independent directors within the meaning of Securities and Exchange Commission regulations and NASDAQ stock market listing standards. In connection with his appointment, Mr. Friel will be entitled to Millennium’s standard compensation paid to non-employee directors. Mr. Friel is the Executive Vice President and Chief Financial Officer of PerkinElmer, Inc.

On June 17, 2005, Millennium issued a press release announcing the election of Mr. Friel. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item    9.01    Financial Statements and Exhibits.

(c)	Exhibits

See Exhibit Index attached to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM PHARMACEUTICALS, INC. (Registrant)
Date: June 17, 2005	By	/s/ MARSHA H. FANUCCI

Marsha H. Fanucci
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Millennium Pharmaceuticals, Inc. dated June 17, 2005.